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                                                                EXHIBIT 10.27(a)



                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("First Amendment") is entered into on October 26th 2000 by and between MANHATTAN CORNERS, LLC a California Limited Liability Company ("Lessor") and SKECHERS. U.S.A., INC A Delaware Corporation ("Lessee") with reference to the following facts and objectives.

          A. On April 28, 2000, Lessor and Lessee executed that certain Standard Industrial/Commercial Single-Tenant Lease-Net (The "Lease") to the premises located 1100 Highland Avenue, Manhattan Beach, California (the "Premises").

          B.   The parties now desire to amend the Lease in certain Particulars.

          Now, therefore, the parties agree as follows:

          1. Amendment to Lease. The parties hereby amend the Lease in the following particulars only

          Commencement Date. The parties agree that the Commencement Date as set forth in the Lease shall be November 1, 2000. Lessee acknowledges that it has received possession of the Premises and that its obligations to pay Base Rent shall commence on November 1, 2000. The parties further acknowledge that Lessor has been unable to obtain all required governmental approvals and sign offs for its construction of the Premises, due to Lessee's continuing tenant improvement work. The parties agree to cooperate in good faith, to enable Lessee to complete its improvement fork, and to enable Lessor to obtain all necessary governmental approvals and sign-offs and a Certificate of Occupancy. Lessee agrees to keep Lessor apprised of the progress of its tenant improvement work, so that appropriate governmental inspections can be schedule and completed in a timely manner. Additionally, Lessor agrees that from the date Lessee ha completed its tenant improvement work and notified Lessor thereof, Lessor will proceed diligently to complete its work and to obtain all necessary governmental approval and sign-offs and a Certificate of Occupancy. Furthermore, in the event that Lessor has not obtained all necessary governmental approval and sign-offs within the hundred (100) days from the date that Lessee has notified Lessor of the completion of Lessee's work, then Lessee shall be entitled to terminate this Lease upon twenty (20) days prior written notice to Lessor. In the even that Lessor is able to complete its work and obtain all necessary governmental approval and sign-offs during this twenty (20) day period, then the notice of termination shall automatically be deemed revoked. Lessee's rights to terminate the Lease pursuant to the above provisions is in addition to any and all other remedies, at law or in equity, that Lessee may have.

          2. No Other Changes. Except as expressly amended hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.

          Executed on the date first above written at Manhattan Beach, California

LESSOR: MANHATTAN CORNERS, LLC            LESSEE: SKECHERS U.S.A., INC
A California Limited Liability Company    A Delaware Corporation

By: /s/ Kenneth R. Ziegler                By: /s/ Michael Greenberg
    ----------------------------              -------------------------------
    KENNETH R. ZIEGLER                        MICHAEL GREENBERG
Its: General Manager                      Its: President

                                          By: /s/ Philip G. Paccione
                                              -------------------------------
                                          Its: Vice President